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                                                                    EXHIBIT 21.1


                              List of Subsidiaries

Universal Compression, Inc. is a direct wholly owned subsidiary of Universal Compression Holdings, Inc. and the following companies are subsidiaries of Universal Compression, Inc. and, indirectly, of Universal Compression Holdings,
Inc.:

Universal Compression International, Inc.
Universal Compression International, Ltd.
Universal Compression Finance Company, Ltd.
Universal Compression of Colombia, Ltd.
Uniwhale, Ltd.(75%)
Universal Compression de Venezuela Unicom, C.A.
Universal Compression Pty., Ltd.
Universal Compression de Mexico, S.A. de C.V.
Compressor Systems International, Inc.
G.C.S. Distributing L.L.C.
Gas Compression Finance Corporation
Gas Compression Realty L.L.C.
UCO Equipment LLC
Enterra Compression Investment Company
ISS Compression, Inc.
IEW Compression, Inc.
Compression Services de Mexico, S.A. de C.V.
Universal Compression Canada, Ltd.
Universal Compression Company, L.P.
Universal Compression Finance Company, Ltd.
UCO Compression LLC
UCO Compression Holding, L.L.C.
Universal Compression Services, L.P.
Uniwhale de Colombia E.U.
Universal Compression B.V.
Universal Compression Foreign Sales Corporation
Universal Compression (Australia) Pty. Ltd.
Universal Compression (Thailand), Ltd.
Universal Compression, S.A.
Universal Compression Services de Venezuela, C.A.
Universal Compression del Peru, S.R.L.
Universal Compression LTDA